[GRAPHIC]                     [BAR CODE]                         DOC0103132263

RIVERSOURCE LIFE INSURANCE COMPANY 70100 Ameriprise Financial Center Minneapolis, MN 55474

ADVANCESOURCE(R) ACCELERATED                                         [GRAPHIC]
BENEFIT RIDER APPLICATION

[GRAPHIC] This rider is only available with Death Benefit Option 1   Client ID
                                                                           001

PART 1 ACCELERATED BENEFIT INSURED (INSURED) AND OWNER INFORMATION

 1. INSURED: Is Insured the Owner? ( ) Yes ( ) No OWNER IF OTHER THAN INSURED:
 Insured's Name:

PART 2 RIDER SPECIFIED AMOUNT AND MONTHLY BENEFIT PERCENT

 Rider Specified Amount: $

 Monthly Benefit Percent: (X) 1% ( ) 2% ( ) 3% If nothing chosen, it will be 1%.

PART 3 PROTECTION AGAINST UNINTENDED LAPSE OR TERMINATION

 I, the owner, understand that I have the right to designate at least one person other than myself to receive written notice of lapse or termination of the policy while this rider is attached. I understand that such notice will not be sent until 30 days after the rider charge is due and unpaid.

 ( ) 1. I elect (complete information below)

 ( ) 2. I DO NOT elect to designate a person to receive such notice If nothing chosen, it will be election 2.

 Name

 Home Address:

 City                                                  State            ZIP code

PART 4 INSURANCE COVERAGE INFORMATION (INSURED)

 1.   Are you covered by Medicaid?                                ( ) Yes ( ) No

 2. Do you currently have, or have you had during the last twelve months, another long-term care, accident, sickness, health or medical insurance policy or certificate in force (including a health care service contract or
     health maintenance organization contract)?                  ( ) Yes ( ) No

 3.   Do you intend to replace any of your long-term care, accident, sickness,
     health or medical coverage with the coverage applied for?   ( ) Yes (X) No

 4. Do you have any other life insurance policies or annuity contracts currently in force that provide similar long-term care
     coverage?                                                   ( ) Yes ( ) No

 5.   Have you ever been denied coverage for a long-term care rider or policy?
     If yes, provide details:                                    ( ) Yes ( ) No

 Details for "YES" answers to insurance coverage information (Questions 2-4)

                                                             Currently in force?
 Company       Policy/Certificate No.      Type and Amount   If no, provide date of lapse     Being Replaced?
                                                             ( )Yes ( ) No                    ( ) Yes ( ) No
                                                             ( )Yes ( ) No                    ( ) Yes ( ) No
                                                             ( )Yes ( ) No                    ( ) Yes ( ) No
                                                             ( )Yes ( ) No                    ( ) Yes ( ) No

[GRAPHIC]  Sign on page 3       (C)2010-2011 RiverSource Life Insurance Company.
                                                           All rights reserved.

[GRAPHIC]                       [BRA CODE]                      DOC0203132263

PART 5 MEDICAL INFORMATION (INSURED)

 1.   Do you currently:

   a) Require or use any assistance devices such as a wheelchair, walker, multi-prong cane, hospital bed, dialysis, respirator oxygen, motorized
        cart or stair lift?                                     ( ) Yes ( ) No

   b) Require any assistance in doing the following: bathing, eating, dressing, toileting, walking, transferring or maintaining continence?
                                                                ( ) Yes ( ) No

   c) Require any assistance or supervision in performing everyday activities: taking medication, doing housework, laundry, shopping or meal
        preparation?                                            ( ) Yes ( ) No

   d)   Receive any disability benefits, Worker's Compensation or State
        Disability or Social Security Disability?               ( ) Yes ( ) No

   e) Reside in, have been advised to enter or are planning to enter a long-term care facility, nursing home, assisted living facility, custodial facility, or receiving home health care services or attending
        an adult day care center?                               ( ) Yes ( ) No

Details for "YES" answers to medical information in Part 5

                                                                                     Doctor, Medical Practitioner,
                                                                                     Health Care Provider, Clinic,
                Illness, Treatment (include specific diagnosis                             or Hospital; Include
Question                 and medication)                                 Dates          Address, and Phone Number
---------       ----------------------------------------------         ---------    -------------------------------
---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

---------       ----------------------------------------------         ---------    -------------------------------

2. Please list all current medications and the prescribing doctor for each medication.

            Medication                                          Doctor, Medical Practitioner, Health Care Provider
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------
-------------------------------                               -----------------------------------------------------

[GRAPHIC]                          [BAR CODE]                   DOC0303132263

PART 6 AGREEMENT & ACKNOWLEDGEMENT

 I agree as follows: I, the owner, am applying for an acceleration of life insurance death benefits under the AdvanceSource Accelerated Benefit rider that will become part of the life insurance policy. I, the owner, understand that this application will form part of the basis of coverage under the policy and that coverage for this rider will take effect on the Date shown under Policy Data. I understand that this rider covers only the Accelerated Benefit Insured who is the base insured person named in the policy. The statements and answers in this application from the Accelerated Benefit Insured and the owner are true and complete to the best of my(our) knowledge and belief.

 CAUTION: IF ANY ANSWERS FROM THE ACCELERATED BENEFIT INSURED OR THE OWNER ON THIS APPLICATION ARE INCORRECT OR UNTRUE, RIVERSOURCE LIFE INSURANCE COMPANY HAS THE RIGHT TO DENY BENEFITS OR RESCIND YOUR RIDER.

 ACKNOWLEDGEMENT: I have received and reviewed the rider Outline of Coverage, the life insurance illustration along with the rider supplemental report and the Long-Term Care Insurance Potential Rate Increase Disclosure. I have also received and reviewed the following forms (if required by law in the state in which this rider is delivered): Replacement Notice and Shopper's Guide to Long-Term Care Insurance.

 DISCLOSURE: The receipt of Accelerated Benefits may or may not be taxable. You should consult your tax advisor as to the taxation of any Accelerated Benefits.

 Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be subject to state fraud penalties. Refer to the life insurance application for your state's specific fraud disclosure, if applicable.

 I acknowledge that this rider has a pre-existing condition limitation. No coverage will be provided for illness, injury, or other pre-existing condition until 6 months after this rider has become effective.

 Insured's Signature                           Insured's Name (Print)

 X
 -----------------------------------------
 Owner's Signature (if other than Insured)     Date (MMDDYYYY)

 X
 -----------------------------------------

 ADVISOR'S REPORT

 List all long-term care, accident, sickness, health or medical insurance policies that you have sold to the applicant:

 In force:              Sold in the past five years that are no longer in force:

 Company      Policy/Certificate No.      Type and Amount     Company     Policy/Certificate No.     Type and Amount
 --------     --------------------        --------------      -------     ---------------------      ---------------
 --------     --------------------        --------------      -------     ---------------------      ---------------
 --------     --------------------        --------------      -------     ---------------------      ---------------
 --------     --------------------        --------------      -------     ---------------------      ---------------

 You certify that you personally requested the information in this application and witnessed its signing and received any money that was paid. You also certify that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application. To the best of your knowledge and belief, the information provided in this application regarding replacement of existing insurance is true and accurate.

 Advisor's Signature                         Advisor Number

 X                                           0
 -----------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

[GRAPHIC]

RIVERSOURCE LIFE INSURANCE COMPANY, 70100 Ameriprise Financial Center, Minneapolis, MN 55474

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK, 20 Madison Avenue Ext., P.O. Box 5144, Albany, NY 12205

                                                                [GRAPHIC OMITED]

HIPAA NOTICE OF PRIVACY PRACTICES FOR PROTECTED HEALTH INFORMATION FOR THE FOLLOWING PRODUCTS:

-    Long-Term Care Insurance

-    Nursing Home Care Insurance

-    Accelerated Benefit Rider for Chronic Care Illness

-    Long-Term Care Rider for Chronic Care Illness

- Qualified Long Term Care Insurance Rider (collectively referred to as "LTC" herein)

THIS NOTICE APPLIES TO PROTECTED HEALTH INFORMATION ASSOCIATED WITH THE ABOVE-NAMED PRODUCTS ISSUED BY THE FOLLOWING COMPANIES:

-    RiverSource Life Insurance Company

- RiverSource Life Insurance Co. of New York (collectively referred to as "the Company" herein)

THIS NOTICE DESCRIBES HOW MEDICAL INFORMATION ABOUT YOU MAY BE USED AND DISCLOSED AND HOW YOU CAN GET ACCESS TO THIS INFORMATION. PLEASE REVIEW IT CAREFULLY.

The Company is required by the Health Insurance Portability and Accountability Act ("HIPAA") to maintain the privacy of Personal Health Information ("PHI" herein) and to provide you with notice of our legal duties and privacy practices with regard to PHI. You have received this notice because you are the owner and/or insured for one or more of the products listed above. Protecting your privacy is a top priority and we value the confidence you have placed in us and we are committed to ensuring that the client information we maintain about you is safeguarded. We reserve the right to change our privacy practices, procedures, and terms of this notice as necessary. Any revisions made by the Company to this notice shall be effective immediately. If the Company makes a material change to the terms of this notice, an updated copy of the notice will be provided to all applicable insureds. You may also obtain a copy of the notice by mailing a request to the Company at the address listed below.

USES AND DISCLOSURES OF YOUR PHI

This notice describes how we protect the PHI we have about you that relates to your LTC coverage, and how we may use and disclose this information. We will only use or disclose your PHI for business purposes related to your LTC coverage. The following describes these and other uses and disclosures.

FOR PAYMENT

We may use or disclose PHI for payment purposes. For example, we may use or disclose PHI to collect premiums, pay claims directly to you or other people or entities on your behalf.

FOR HEALTH CARE AND GENERAL INSURANCE OPERATIONS

We may use and disclose PHI as necessary, and as permitted by law, for our insurance operations. These purposes include evaluating a request for LTC insurance products or services, administering those products and services, and processing transactions requested by you.

TO YOUR PERSONAL REPRESENTATIVE

With your prior approval, we may disclose PHI to designated family, friends, and others, to assist the Company in underwriting your insurance application, processing claims or generally administering your insurance coverage.

TO BUSINESS ASSOCIATES

We may provide PHI to one or more outside persons or organizations to assist us with our business activities including, but not limited to, the underwriting of your insurance application and evaluation of claims. We require all such business associates to appropriately safeguard and protect the privacy of your PHI.

YOUR AUTHORIZATION

Other uses and disclosures of PHI not covered by this notice and permitted by laws that apply to us will be made only with your written authorization or that of your legal representative. You have the right to revoke that authorization in writing. We will honor your revocation request beginning with the day we receive the revocation request. The request will not apply to use or disclosure of PHI prior to receipt of the revocation.

ADDITIONAL USES AND DISCLOSURES WITHOUT YOUR AUTHORIZATION

We are permitted and sometimes required by law to use and disclose PHI without your authorization, including but not limited to, the following circumstances:

                       DO NOT SUBMIT TO CORPORATE OFFICE
                          COPY - INSURED COPY - OWNER

[GRAPHIC]

-    For any purpose as required by law;

- For public health activities, such as required reporting of certain diseases;

-    For matters regarding possible child abuse or neglect as required by law;

- For government oversight or regulatory agency conducting audits, investigations and civil and/or criminal proceedings;

- For court or administrative ordered subpoenas, discovery requests, or qualified protective orders;

-    For law enforcement officials as required by law;

- For funeral home directors, coroners or other government medical officials consistent with law;

- For members of the military or military veterans as required by armed forces services;

-    For national security or intelligence activities as required by law;

- For the purposes of averting a serious threat to your health or safety or to the health or safety of another individual or the public; or,

- For workers compensation agencies and similar programs if necessary for your workers' compensation benefit determination.

YOUR HIPAA PRIVACY RIGHTS

RIGHT TO INSPECT AND COPY YOUR PHI

You have the right to obtain a copy and inspect specific items of your PHI for as long as we maintain it. We may deny your request to access certain PHI, as permitted or required by law. This includes psychotherapy and/or mental health notes and information collected by the Company in connection with, or in anticipation of litigation or use in an active civil, criminal or administrative action or proceeding. The Company requires requests for access to your PHI to be submitted in writing. Your request for access to your PHI should contain sufficient detail allowing us to properly identify the PHI that you wish to access. We may charge a reasonable fee for access to your PHI.

AMENDMENTS TO YOUR PHI

You have the right to request an amendment of the PHI that we maintain about you if you believe that the information is incorrect. The Company is not legally obligated to make all requested amendments. However, we will give each request appropriate consideration. All requests for amendments must be made in writing and must specifically state the reasons for the request.

ACCOUNTING FOR DISCLOSURES OF YOUR PHI

You have the right to request a list or accounting of certain disclosures of your PHI. The Company is not legally obligated to provide an accounting of every disclosure. However, we will give each request appropriate consideration. All such requests must be made in writing. The accounting will not include disclosures made prior to the enactment of the applicable portion of HIPAA.

RESTRICTIONS ON USES AND DISCLOSURES OF YOUR PHI

You have the right to request restrictions on certain uses and disclosures of your PHI for treatment, payment, or health care and general insurance operations. All such requests must be made in writing and the Company is not legally required to agree to your restriction request.

CONFIDENTIAL COMMUNICATION OF PHI

You have the right to request that communications regarding your PHI be provided to you at an alternative location or by alternative means. We will accommodate any reasonable request if the normal method of disclosure would endanger you and that danger is adequately stated in your request. Any such request must be made in writing and sent to our Privacy Office at the address shown below.

STATE SPECIFIC PRIVACY RIGHTS

Your state may have additional laws relating to privacy rights.

COMPLAINTS

If you believe your privacy rights have been violated, you may file a complaint with the Company or with the Secretary of the U.S. Department of Health and Human Services ("HHS" herein).
The mailing address for HHS is:

200 Independence Ave. S.W.

Washington, DC 20201

All complaints must be submitted in writing. There will be no retaliation for the filing of a complaint.

HOW TO CONTACT THE COMPANY

If you have questions or need further assistance regarding this Notice, or wish to exercise any of the above-mentioned rights, you may contact the Company's Privacy Office at the address below:

RiverSource Life Insurance Company

Attn: Privacy Office

70100 Ameriprise Financial Center - H15/1613

Minneapolis, MN 55474

               (C) 2009 RiverSource Life Insurance Company. All rights reserved.

                       DO NOT SUBMIT TO CORPORATE OFFICE
                          COPY - INSURED COPY - OWNER

[GRAPHIC]

RIVERSOURCE LIFE INSURANCE COMPANY, 70100 Ameriprise Financial Center, Minneapolis, MN 55474

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK, 20 Madison Avenue Ext., P.O. Box 5144, Albany, NY 12205

                                                                [GRAPHIC OMITED]

HIPAA NOTICE OF PRIVACY PRACTICES FOR PROTECTED HEALTH INFORMATION FOR THE FOLLOWING PRODUCTS:

-    Long-Term Care Insurance

-    Nursing Home Care Insurance

-    Accelerated Benefit Rider for Chronic Care Illness

-    Long-Term Care Rider for Chronic Care Illness

- Qualified Long Term Care Insurance Rider (collectively referred to as "LTC" herein)

THIS NOTICE APPLIES TO PROTECTED HEALTH INFORMATION ASSOCIATED WITH THE ABOVE-NAMED PRODUCTS ISSUED BY THE FOLLOWING COMPANIES:

-    RiverSource Life Insurance Company

- RiverSource Life Insurance Co. of New York (collectively referred to as "the Company" herein)

THIS NOTICE DESCRIBES HOW MEDICAL INFORMATION ABOUT YOU MAY BE USED AND DISCLOSED AND HOW YOU CAN GET ACCESS TO THIS INFORMATION. PLEASE REVIEW IT CAREFULLY.

The Company is required by the Health Insurance Portability and Accountability Act ("HIPAA") to maintain the privacy of Personal Health Information ("PHI" herein) and to provide you with notice of our legal duties and privacy practices with regard to PHI. You have received this notice because you are the owner and/or insured for one or more of the products listed above. Protecting your privacy is a top priority and we value the confidence you have placed in us and we are committed to ensuring that the client information we maintain about you is safeguarded. We reserve the right to change our privacy practices, procedures, and terms of this notice as necessary. Any revisions made by the Company to this notice shall be effective immediately. If the Company makes a material change to the terms of this notice, an updated copy of the notice will be provided to all applicable insureds. You may also obtain a copy of the notice by mailing a request to the Company at the address listed below.

USES AND DISCLOSURES OF YOUR PHI

This notice describes how we protect the PHI we have about you that relates to your LTC coverage, and how we may use and disclose this information. We will only use or disclose your PHI for business purposes related to your LTC coverage. The following describes these and other uses and disclosures.

FOR PAYMENT

We may use or disclose PHI for payment purposes. For example, we may use or disclose PHI to collect premiums, pay claims directly to you or other people or entities on your behalf.

FOR HEALTH CARE AND GENERAL INSURANCE OPERATIONS

We may use and disclose PHI as necessary, and as permitted by law, for our insurance operations. These purposes include evaluating a request for LTC insurance products or services, administering those products and services, and processing transactions requested by you.

TO YOUR PERSONAL REPRESENTATIVE

With your prior approval, we may disclose PHI to designated family, friends, and others, to assist the Company in underwriting your insurance application, processing claims or generally administering your insurance coverage.

TO BUSINESS ASSOCIATES

We may provide PHI to one or more outside persons or organizations to assist us with our business activities including, but not limited to, the underwriting of your insurance application and evaluation of claims. We require all such business associates to appropriately safeguard and protect the privacy of your PHI.

YOUR AUTHORIZATION

Other uses and disclosures of PHI not covered by this notice and permitted by laws that apply to us will be made only with your written authorization or that of your legal representative. You have the right to revoke that authorization in writing. We will honor your revocation request beginning with the day we receive the revocation request. The request will not apply to use or disclosure of PHI prior to receipt of the revocation.

ADDITIONAL USES AND DISCLOSURES WITHOUT YOUR AUTHORIZATION

We are permitted and sometimes required by law to use and disclose PHI without your authorization, including but not limited to, the following circumstances:

                       DO NOT SUBMIT TO CORPORATE OFFICE
                          COPY - INSURED COPY - OWNER

[GRAPHIC]

-    For any purpose as required by law;

- For public health activities, such as required reporting of certain diseases;

-    For matters regarding possible child abuse or neglect as required by law;

- For government oversight or regulatory agency conducting audits, investigations and civil and/or criminal proceedings;

- For court or administrative ordered subpoenas, discovery requests, or qualified protective orders;

-    For law enforcement officials as required by law;

- For funeral home directors, coroners or other government medical officials consistent with law;

- For members of the military or military veterans as required by armed forces services;

-    For national security or intelligence activities as required by law;

- For the purposes of averting a serious threat to your health or safety or to the health or safety of another individual or the public; or,

- For workers compensation agencies and similar programs if necessary for your workers' compensation benefit determination.

YOUR HIPAA PRIVACY RIGHTS

RIGHT TO INSPECT AND COPY YOUR PHI

You have the right to obtain a copy and inspect specific items of your PHI for as long as we maintain it. We may deny your request to access certain PHI, as permitted or required by law. This includes psychotherapy and/or mental health notes and information collected by the Company in connection with, or in anticipation of litigation or use in an active civil, criminal or administrative action or proceeding. The Company requires requests for access to your PHI to be submitted in writing. Your request for access to your PHI should contain sufficient detail allowing us to properly identify the PHI that you wish to access. We may charge a reasonable fee for access to your PHI.

AMENDMENTS TO YOUR PHI

You have the right to request an amendment of the PHI that we maintain about you if you believe that the information is incorrect. The Company is not legally obligated to make all requested amendments. However, we will give each request appropriate consideration. All requests for amendments must be made in writing and must specifically state the reasons for the request.

ACCOUNTING FOR DISCLOSURES OF YOUR PHI

You have the right to request a list or accounting of certain disclosures of your PHI. The Company is not legally obligated to provide an accounting of every disclosure. However, we will give each request appropriate consideration. All such requests must be made in writing. The accounting will not include disclosures made prior to the enactment of the applicable portion of HIPAA.

RESTRICTIONS ON USES AND DISCLOSURES OF YOUR PHI

You have the right to request restrictions on certain uses and disclosures of your PHI for treatment, payment, or health care and general insurance operations. All such requests must be made in writing and the Company is not legally required to agree to your restriction request.

CONFIDENTIAL COMMUNICATION OF PHI

You have the right to request that communications regarding your PHI be provided to you at an alternative location or by alternative means. We will accommodate any reasonable request if the normal method of disclosure would endanger you and that danger is adequately stated in your request. Any such request must be made in writing and sent to our Privacy Office at the address shown below.

STATE SPECIFIC PRIVACY RIGHTS

Your state may have additional laws relating to privacy rights.

COMPLAINTS

If you believe your privacy rights have been violated, you may file a complaint with the Company or with the Secretary of the U.S. Department of Health and Human Services ("HHS" herein). The mailing address for HHS is:

200 Independence Ave. S.W.

Washington, DC 20201

All complaints must be submitted in writing. There will be no retaliation for the filing of a complaint.

HOW TO CONTACT THE COMPANY

If you have questions or need further assistance regarding this Notice, or wish to exercise any of the above-mentioned rights, you may contact the Company's Privacy Office at the address below:

RiverSource Life Insurance Company
Attn:Privacy Office
70100 Ameriprise Financial Center - H15/1613
Minneapolis, MN 55474

               (C) 2009 RiverSource Life Insurance Company. All rights reserved.

                       DO NOT SUBMIT TO CORPORATE OFFICE
                          COPY - INSURED COPY - OWNER

                                  PAGE 2 OF 2